UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BED BATH & BEYOND INC.

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bed Bath & Beyond Inc.

Bed Bath & Beyond Inc. Addresses Important Information Ahead of

Special Meeting of Shareholders on May 9, 2023

428,098,624 Outstanding Shares Entitled to Vote as of March 27, 2023

UNION, N.J., April 10, 2023 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) (the “Company” or “BBBY”) today disclosed information related to the Company’s upcoming Special Meeting of Shareholders scheduled to be held on May 9, 2023 at 10:00 am EDT. The Company also addressed several frequently asked questions that have been received recently.

Sue Gove, President & CEO of Bed Bath & Beyond Inc. said, “We recognize this past year has been among the most difficult in our Company’s history. Particularly over the last several months, we are grateful to have overcome immediate challenges and impediments again and again thanks to the support of our customers, Associates, business partners, and shareholders. Our dedication to delivering for our supporters remains unwavering and we will continue to pursue our operational and financial goals to drive our turnaround.”

“We are seeking shareholder approval for a reverse stock split to continue raising the necessary capital to fulfill our business goals. We understand the choices we have had to make to improve our liquidity have led to speculation both about our business and our stock. We are taking the necessary steps as part of our financial strategy to sustain and grow our business. One thing remains true — many families, including our 20 million and growing Welcome Rewards members, continue to visit our beloved brands, Bed Bath & Beyond and buybuy BABY, to find solutions for life’s special moments. We have operated for more than 50 years, and we are determined to deliver for the long-term benefit of our stakeholders.”

Today’s announcement intends to answer questions regarding the Company’s upcoming shareholder vote and its stock. The Company plans to continue addressing inquiries in future communications.

•	There were 428,098,624 BBBY shares outstanding as of March 27, 2023, the record date for the Special Meeting of Shareholders that is scheduled for May 9, 2023.

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Only the holders of these shares, whose trades have settled as of the record date, are entitled to vote at the Special Meeting of Shareholders. Other transactions related to trading in BBBY shares, such as share borrowing, derivatives (including options contracts) or short selling, do not impact the number of shares entitled to vote at the Special Meeting of Shareholders.

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A definitive proxy statement detailing the Company’s proposals for shareholder approval, was filed on April 5, 2023. Copies of the proxy and voting materials are being delivered to investors, and to brokerage firms holding shares on behalf of investors in street name. Various distribution agents are responsible for forwarding proxy materials on behalf of banks, brokers and other nominees. Such investors are encouraged to reach out to their brokers if proxy materials have not yet been forwarded to them by their brokers by the end of this week.

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The Company has received several inquiries from shareholders regarding “naked short selling.” The Company does not have specific access to information regarding any share lending or short selling transactions. While the Company is unable to confirm such activity, the Company denounces any market manipulation of its stock.

•	The Company has received requests for the number of directly registered shares. Once the Company can confirm an approximate count, it aims to release this information in future communications.

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The outstanding share count presented above includes those shares held by both domestic and international investors. The Company understands that certain international brokerage houses may restrict international investors’ ability to cast their votes. Affected international investors may wish to seek out other brokers who facilitate shareholder voting for future elections.

The Company will regularly update its Investor Relations website with information about the Special Meeting of Shareholders, in addition to general information about its business.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise primarily in the Home and Baby markets. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com and buybuybaby.com.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the Special Meeting of Shareholders of the Company scheduled to be held on May 9, 2023 to vote on an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors (the “Board”), a reverse stock split of the Company’s common stock, par value $0.01 per share, at a ratio in the range of 1-for-10 to 1-for-20, with such ratio to be determined at the discretion of the Board. This communication does not constitute a solicitation of any vote or approval of the proposals to be voted on at the Special Meeting of Shareholders. In connection with the Special Meeting of Shareholders, the Company filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a proxy statement regarding the business to be conducted at the Special Meeting of Shareholders. The Company may also file other documents with the SEC regarding the business to be conducted at the Special Meeting of Shareholders. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY AMENDMENTS THERETO (WHEN AVAILABLE) IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED OR TO BE FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING OF SHAREHOLDERS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING OF SHAREHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING OF SHAREHOLDERS.

Shareholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its Investor Relations website copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the business to be conducted at the Special Meeting of Shareholders. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and executive officers in the definitive proxy statement filed in connection with the Special Meeting of Shareholders, which may be obtained free of charge from the sources indicated above. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words such as “expect,” “will,” “working,” “plan” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to, among other things, future events. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to obtain shareholder approval of a reverse stock split proposal, which is required to enable the Company to make full use of the common stock purchase agreement with B. Riley Principal Capital II, LLC (the “Common Stock Purchase Agreement”); the Company’s at-the-market offering program and the Common Stock Purchase Agreement and the use of proceeds therefrom; the price of our common stock at any given time; risks related to the failure to receive the full amount of gross proceeds from the Company’s financing transactions; the Company’s ability to maintain access to its credit agreement; the Company’s ability to deliver and execute on its turnaround plans; the Company’s potential need to seek additional strategic alternatives, including restructuring or refinancing of its debt, seeking additional debt or equity capital, reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process; the Company’s ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding the Company’s ability to continue as a going concern; the Company’s ability to address any material weaknesses in our internal control over financial reporting; and the Company’s ability to increase cash flow to support the Company’s operating activities and fund its obligations and working capital needs, and the other risk factors described in the Company’s filings with the SEC, including the factors set forth under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 26, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended August 27, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended November 26, 2022, Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on February 6, 2023, the Company’s Current Report on Form 8-K filed on February 7, 2023, the Company’s prospectus supplement filed on March 30, 2023, and the Company’s definitive proxy statement filed on April 5, 2023. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

CONTACTS:

INVESTORS: Susie A. Kim, IR@bedbath.com

MEDIA: Julie Strider, Media@bedbath.com